                                     As filed pursuant to Rule 424(b)(1)
                                     Under the Securities Act of 1933
                                     Registration No. 333-95115

                  SUPPLEMENT TO PROSPECTUS DATED MARCH 2, 2000

   The table listing the Proceeds to Nanometrics (before expenses) and Proceeds to the Selling Shareholders (before expenses) was previously incorrectly stated. That table is amended and restated in its entirety as follows:

                                                             Per
                                                            Share     Total
                                                            ------ ------------
Public Offering Price...................................... $38.50 $134,750,000
Underwriting Discount...................................... $ 2.21 $  7,735,000
Proceeds to Nanometrics (before expenses).................. $36.29 $ 63,507,500
Proceeds to the Selling Shareholders (before expenses)..... $36.29 $ 63,507,500

            The date of this Prospectus Supplement is March 6, 2000